Exhibit 99.1

NEOFORMA REPORTS FOURTH QUARTER AND FULL YEAR 2005

FINANCIAL RESULTS

SAN JOSE, CA – February 23, 2006 – Neoforma, Inc. (Nasdaq: NEOF), a leading provider of supply chain management solutions for the healthcare industry, generated total revenue of $35.2 million on a generally accepted accounting principles (GAAP) basis in the year ended December 31, 2005, an increase over the $12.7 million generated in the previous year due to a reduction in the level of amortization that was offset against revenue as required under Emerging Issues Task Force Abstract No. 01-9 (EITF No. 01-9). Excluding the impact of EITF No. 01-9, Neoforma generated total adjusted revenue of $72.8 million in fiscal 2005, a decrease from the $74.4 million reported in 2004.

In 2005, in accordance with GAAP, Neoforma’s net loss and net loss per share were $35.9 million and $1.81, respectively, an improvement from the $61.2 million net loss and $3.17 net loss per share recorded in the prior year. On an adjusted basis, Neoforma’s net income and net income per share were $16.6 million and $0.84, respectively, a decrease as compared to the $21.2 million net income and $1.10 net income per share recorded in 2004.

Neoforma’s adjusted financial information, which is not in accordance with GAAP, excludes the application of EITF No. 01-9 and certain expenses, gains and losses. Adjusted financial information serves as a measure of the performance of Neoforma’s ongoing core operations. A description of the adjusted financial information for the periods presented and a reconciliation of these results to GAAP financial information are included in the attached financial statements and are available in the investor relations section of Neoforma’s Web site at www.neoforma.com.

GHX Transaction

On October 10, 2005, Neoforma entered into a definitive merger agreement with Global Healthcare Exchange, LLC (GHX) for GHX to acquire Neoforma. Neoforma has scheduled a vote of its stockholders regarding the proposed transaction for March 2, 2006. If the majority of the shares that are cast and that are not held by VHA Inc., University HealthSystem Consortium (UHC) or their affiliates are voted in favor of adopting the merger agreement with GHX, the transaction is expected to close shortly thereafter, pending GHX’s receipt of anticipated debt financing. On January 23, 2006, Neoforma filed a definitive proxy statement with the Securities and Exchange Commission (SEC) in connection with the proposed transaction; the definitive proxy statement and other information filed with the SEC are available on Neoforma’s Web site at www.neoforma.com.

Fiscal Year 2005 Financial Results

For the year ended December 31, 2005, on a GAAP basis, Neoforma generated $35.2 million in total revenue, comprised of $24.1 million in related party revenue and $11.1 million in non-related party revenue. The Company’s total revenue increased $22.5 million from the $12.7 million recognized in the previous year; in 2004, Neoforma’s total revenue was comprised entirely of non-related party revenue. The increase in related party revenue in 2005 was primarily the result of a decrease in the level of amortization that was offset against revenue as required under EITF No. 01-9.

In accordance with EITF No. 01-9, Neoforma classifies non-cash amortization of partnership costs as an offset against related party revenue, up to the lesser of the two amounts each quarter. As the reductions to operating expenses and revenue are equal within each period, the application of EITF No. 01-9 has no impact within a particular period on income or loss from operations, net income or loss, net income or loss per share or total cash flow.

In the third quarter of 2005, the amortization of partnership costs resulting from the initial shares granted to VHA and UHC in July 2000 was completed. As a result, gross amortization of partnership costs decreased to $39.1 million in 2005, a $29.1 million decrease from the $68.2 million in gross amortization of partnership costs recorded in the previous year. This decrease resulted in a reduction of $24.3 million in the amortization of partnership costs offset against related party revenue in 2005 as compared to 2004. Primarily as a result of this reduced offset, related party revenue and total revenue on a GAAP basis increased $24.1 million and $22.5 million, respectively, as compared to the prior year.

On an adjusted basis, excluding the impact of EITF No. 01-9, Neoforma generated total revenue of $72.8 million in 2005, consisting of $61.5 million in related party revenue and $11.2 million in non-related party revenue. The Company’s total, related party and non-related party revenue results, on an adjusted basis, represent decreases from the $74.4 million, $61.8 million and $12.7 million, respectively, recorded in 2004. The $1.4 million decrease in adjusted non-related party revenue, the principal cause of the decline in total adjusted revenue, was due to an $859,000 decrease in revenue from suppliers and a $561,000 decrease in other revenue. The decline in revenue from suppliers was primarily due to the cancellation, in late 2004, of a significant pharmaceutical market intelligence services contract. The decline in other revenue was due to the expiration, in the third quarter of 2004, of the ratable revenue being recognized related to a 2001 technology license sale.

In 2005, Neoforma’s GAAP operating expenses totaled $72.1 million, an improvement from the $74.3 million recorded in the previous year. The reduction in operating expenses was primarily the result of a $4.7 million decrease in amortization of partnership costs classified as an operating expense. In addition, while the Company recorded a $4.1 million write-off of stockholder notes receivable in 2004, there was no such expense recorded in 2005. These reductions in operating expenses in 2005 were partially offset by a $2.2 million increase in depreciation and amortization of property and equipment, $2.0 million in costs incurred for third-party services in connection with Neoforma’s evaluation of strategic alternatives and its proposed merger with GHX, a $1.9 million decrease in software development costs capitalized and $1.0 million of other charges incurred in 2005, including $723,000 in restructuring charges and a $284,000 write-off of software.

In fiscal 2005, adjusted operating expenses equaled $57.2 million, an increase from the $53.6 million recorded in the prior year. This increase was primarily due to $2.0 million in costs incurred with the evaluation of strategic alternatives, a $1.9 million reduction in software development costs capitalized and a $1.2 million increase in cost of services. These increases were partially offset by a $1.9 million decrease in selling and marketing expenses.

On a GAAP basis, in 2005, Neoforma’s loss from operations totaled $36.9 million, an improvement from the $61.6 million loss in the previous year. The $24.7 million improvement in the Company’s loss from operations was primarily a result of the $29.1 million decrease in gross amortization of partnership costs in 2005, as compared to 2004.

On an adjusted basis, in 2005, Neoforma generated $15.6 million in EBITDA, a decrease from the $20.8 million generated in the prior year.

As of December 31, 2005, Neoforma’s cash, cash equivalents and short-term investments totaled $44.4 million, a $5.1 million increase from the total as of the end of the third quarter of 2005 and an $18.6 million increase from the total as of year-end 2004. Neoforma remains debt-free.

Neoforma’s free cash flow in 2005 totaled $16.9 million. Free cash flow is calculated as net cash used in operating activities, plus amortization of partnership costs offset against related party revenue, minus purchases of property and equipment and capitalization of software development costs.

Fourth Quarter 2005 Financial Results

In the fourth quarter ended December 31, 2005, Neoforma generated total revenue of $17.0 million on a GAAP basis, consisting of $14.6 million in related party revenue and $2.5 million in non-related party revenue. In comparison to the same quarter of the prior year, the

Company’s total revenue results increased $13.6 million from the $3.4 million recognized in the fourth quarter of 2004; Neoforma’s total revenue was comprised entirely of non-related party revenue in the fourth quarter of 2004. The increase in related party revenue in the fourth quarter of 2005 was due to the decrease in the level of amortization that was offset against revenue as required under EITF No. 01-9.

Because the amortization of partnership costs resulting from the initial shares granted to VHA and UHC in July 2000 was completed in the third quarter of 2005, gross amortization of partnership costs decreased by $16.2 million in the fourth quarter of 2005, as compared to the same quarter in the previous year. This decrease resulted in a $14.7 million reduction in the amortization of partnership costs offset against related party revenue and was the principal reason for the $14.6 million and $13.6 million increases in Neoforma’s related party and total revenue, respectively, on a GAAP basis in the fourth quarter of 2005, as compared to the same quarter in 2004.

On an adjusted basis, excluding the impact of EITF No. 01-9, Neoforma generated total revenue of $17.8 million in the fourth quarter of 2005, consisting of $15.3 million in related party revenue and $2.5 million in non-related party revenue and representing decreases from the $18.9 million in total revenue, $15.4 million in related party revenue and $3.4 million in non-related party revenue recorded in the same period in the previous year. The $984,000 decrease in adjusted non-related party revenue, the primary reason for the $1.1 million decline in total adjusted revenue, was due to a $604,000 decrease in revenue from hospitals and group purchasing organizations, predominantly for Neoforma Data Management Solution™ (Neoforma DMS), and a $459,000 decrease in revenue from suppliers.

In the fourth quarter of 2005, Neoforma’s total GAAP operating expenses were $16.6 million, an improvement from the $18.6 million recorded in the same quarter in the prior year. Adjusted operating expenses for the fourth quarter totaled $13.6 million, an improvement from the $14.0 million in adjusted operating expenses recorded in the same quarter in 2004. In the fourth quarter of 2005, Neoforma incurred approximately $1.1 million in expenses for third-party services in connection with its proposed transaction with GHX.

On a GAAP basis, in the fourth quarter of 2005, Neoforma generated income from operations equaling $421,000, an improvement from the $15.2 million loss from operations recorded in the fourth quarter of 2004.

Neoforma generated $4.2 million in EBITDA in the fourth quarter of 2005, a decrease from the $4.9 million generated in the same period in 2004.

In accordance with GAAP, in the fourth quarter of 2005, Neoforma’s net income was $753,000, and both basic and diluted net income per share were $0.04, representing improvements from the $15.1 million net loss and $0.78 net loss per share reported in the same quarter in the previous year. In the fourth quarter of 2005, Neoforma achieved its first profit on a GAAP basis. On an adjusted basis, the Company’s net income and net income per share equaled $4.5 million and $0.22, respectively, decreasing from the $5.0 million in net income and $0.26 in net income per share recorded in the fourth quarter of 2004.

About Neoforma

Neoforma is a leading supply chain management solutions provider for the healthcare industry. Through a unique combination of technology, information and services, Neoforma provides innovative solutions to over 1,800 hospitals and suppliers, supporting approximately $15 billion in annualized marketplace volume. By bringing together contract information and order data, Neoforma’s integrated solution set delivers a comprehensive view of an organization’s supply chain, driving significant cost savings and better decision-making for both hospitals and suppliers. For more information, point your browser to http://www.neoforma.com.

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This news release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, the expected timing of the close of the proposed transaction with GHX. There are a number of risks that could cause actual results to differ materially from those anticipated by these forward-looking statements. These risks include the risk of the proposed transaction with GHX not closing or being delayed. Some of these risks and other risks are described in Neoforma’s periodic reports filed with the SEC, including its Form 10-Q for the quarter ended September 30, 2005, and the definitive proxy statement filed on January 23, 2006. These statements are current as of the date of this release and Neoforma assumes no obligation to update the forward-looking information contained in this news release.

Neoforma is a trademark of Neoforma, Inc. Other Neoforma logos, product names and service names are also trademarks of Neoforma, Inc., which may be registered in other countries. Other product and brand names are trademarks of their respective owners.

Contacts:

Amanda Mogin, Neoforma, investors, 408.468.4251, amanda.mogin@neoforma.com

NEOFORMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2004	2005	2004	2005
REVENUE:
Related party, net of amortization of partnership costs of $15,427, $775, $61,787 and $37,457 for the three months ended December 31, 2004 and 2005 and the twelve months ended December 31, 2004 and 2005, respectively	$—	$14,572	$—	$24,068
Non-related party, net of write-off of purchase option of $140 for the twelve months ended December 31, 2005	3,437	2,453	12,659	11,100

Total revenue	3,437	17,025	12,659	35,168
OPERATING EXPENSES:
Cost of services	3,119	3,028	10,620	11,961
Operations	2,842	3,317	11,485	12,832
Product development	4,587	4,205	16,889	19,106
Selling and marketing	3,750	2,751	14,407	12,715
General and administrative	2,616	3,230	9,787	12,230
Amortization of intangibles	147	117	588	538
Amortization of partnership costs	1,573	—	6,365	1,630
Write-off of stockholder notes receivable	—	—	4,115	—
Write-down of note receivable	—	—	—	38
Write-off of software	—	—	—	284
Restructuring	—	(44)	—	723

Total operating expenses	18,634	16,604	74,256	72,057

Income (loss) from operations	(15,197)	421	(61,597)	(36,889)
OTHER INCOME (EXPENSE)	133	365	367	1,058

Income (loss) before income taxes	(15,064)	786	(61,230)	(35,831)
Provision for income taxes	—	(33)	—	(33)

Net income (loss)	$(15,064)	$753	$(61,230)	$(35,864)

NET INCOME (LOSS) PER SHARE:
Basic	$(0.78)	$0.04	$(3.17)	$(1.81)

Weighted average shares — basic	19,400	20,038	19,297	19,838

Diluted	$(0.78)	$0.04	$(3.17)	$(1.81)

Weighted average shares — diluted	19,400	20,592	19,297	19,838

In addition to our consolidated financial statements presented in accordance with GAAP, Neoforma, Inc. uses non-GAAP, or adjusted, measures of operating results, net income and net income per share, which are adjusted from results based on GAAP to exclude the application of EITF No. 01-9 and certain expenses, gains and losses. Neoforma management believes that the non-GAAP adjusted results provide added insight into the Company's performance by focusing on results generated by the Company's ongoing core operations. Neoforma management uses the non-GAAP adjusted results when assessing the performance of its ongoing core operations, in making resource allocation decisions and for planning and forecasting. Additionally, incentive compensation for the Company, including management, is based on results on this basis. In addition, because we historically have reported adjusted results, we believe the inclusion of comparative numbers provides consistency in our financial reporting. The non-GAAP financial measures should be considered in addition to, not as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures.

NEOFORMA, INC.

ADJUSTED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2004	2005	2004	2005
REVENUE:
Related party	$15,427	$15,347	$61,787	$61,525
Non-related party	3,437	2,453	12,659	11,240

Total adjusted revenue	18,864	17,800	74,446	72,765
OPERATING EXPENSES:
Cost of services	2,628	2,499	8,583	9,791
Operations	2,123	2,585	9,126	9,964
Product development	3,897	3,478	14,951	16,148
Selling and marketing	3,252	2,337	12,841	10,986
General and administrative	2,071	2,740	8,132	10,269

Adjusted operating expenses	13,971	13,639	53,633	57,158

EBITDA	4,893	4,161	20,813	15,607
OTHER INCOME (EXPENSE)	133	365	367	1,058

Adjusted income before income taxes	5,026	4,526	21,180	16,665
Provision for income taxes	—	(33)	—	(33)

Adjusted net income	$5,026	$4,493	$21,180	$16,632

ADJUSTED NET INCOME PER SHARE:
Basic	$0.26	$0.22	$1.10	$0.84

Weighted average shares — basic	19,400	20,038	19,297	19,838

(1)	These adjusted condensed consolidated statements of operations exclude the impact of EITF No. 01-9 and certain expenses, gains and losses. Under EITF No. 01-9, the Company offsets non-cash amortization of partnership costs against related party revenue in an amount equal to the lesser of the two in any period. Any amortization of partnership costs in excess of related party revenue in any period is classified as an operating expense. As a result of the adoption of EITF No. 01-9, the Company offset $15,427, $775, $61,787 and $37,457 of amortization of partnership costs against related party revenue in its GAAP condensed consolidated statements of operations for the three months ended December 31, 2004 and 2005 and the twelve months ended December 31, 2004 and 2005, respectively. In addition, under EITF 01-9 the Company offset a $140 write-off of a purchase option acquired from a vendor against non-related party revenue in its GAAP condensed consolidated statements of operations for the twelve months ended December 31, 2005. As reclassifications, the application of EITF No. 01-9 had no impact on income (loss) from operations, net income (loss) or net income (loss) per share. The excluded expenses, gains and losses consisted of depreciation and amortization of property and equipment, amortization of intangibles, amortization of deferred compensation, amortization of partnership costs, write-down of note receivable, write-off of stockholder notes receivable, write-off of software and restructuring.

NEOFORMA, INC.

RECONCILIATION OF ADJUSTED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS TO GAAP

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31, 2005
				GAAP Allocations
	Adjusted Results	Excluded Expenses, Gains and Losses	Application of EITF No. 01-9	Depreciation and Amortization of Property and Equipment	Amortization of Deferred Compensation	GAAP Results As Reported
REVENUE:
Related party	$15,347	$—	$(775)	$—	$—	$14,572
Non-related party	2,453	—	—	—	—	2,453

Total revenue	17,800	—	(775)	—	—	17,025
OPERATING EXPENSES:
Cost of services	2,499	—	—	363	166	3,028
Operations	2,585	—	—	629	103	3,317
Product development	3,478	—	—	548	179	4,205
Selling and marketing	2,337	—	—	264	150	2,751
General and administrative	2,740	—	—	277	213	3,230

Adjusted operating expenses	13,639

EBITDA	4,161
Depreciation and amortization of property and equipment	—	2,081	—	(2,081)	—	—
Amortization of intangibles	—	117	—	—	—	117
Amortization of deferred compensation	—	811	—	—	(811)	—
Amortization of partnership costs	—	775	(775)	—	—	—
Restructuring	—	(44)	—	—	—	(44)

Total operating expenses		3,740	(775)	—	—	16,604

Income from operations		(3,740)	—	—	—	421
OTHER INCOME (EXPENSE)	365	—	—	—	—	365

Income before income taxes	4,526	(3,740)	—	—	—	786
Provision for income taxes	(33)	—	—	—	—	(33)

Net income	$4,493	$(3,740)	$—	$—	$—	$753

NET INCOME PER SHARE:
Basic	$0.22					$0.04

Weighted average shares - basic	20,038					20,038

	Three Months Ended December 31, 2004
				GAAP Allocations
	Adjusted Results	Excluded Expenses, Gains and Losses	Application of EITF No. 01-9	Depreciation and Amortization of Property and Equipment	Amortization of Deferred Compensation	GAAP Results As Reported
REVENUE:
Related party	$15,427	$—	$(15,427)	$—	$—	$—
Non-related party	3,437	—	—	—	—	3,437

Total revenue	18,864	—	(15,427)	—	—	3,437
OPERATING EXPENSES:
Cost of services	2,628	—	—	274	217	3,119
Operations	2,123	—	—	565	154	2,842
Product development	3,897	—	—	433	257	4,587
Selling and marketing	3,252	—	—	242	256	3,750
General and administrative	2,071	—	—	214	331	2,616

Adjusted operating expenses	13,971

EBITDA	4,893
Depreciation and amortization of property and equipment	—	1,728	—	(1,728)	—	—
Amortization of intangibles	—	147	—	—	—	147
Amortization of deferred compensation	—	1,215	—	—	(1,215)	—
Amortization of partnership costs	—	17,000	(15,427)	—	—	1,573

Total operating expenses		20,090	(15,427)	—	—	18,634

Loss from operations		(20,090)	—	—	—	(15,197)
OTHER INCOME (EXPENSE)	133	—	—	—	—	133

Net income (loss)	$5,026	$(20,090)	$—	$—	$—	$(15,064)

NET INCOME (LOSS) PER SHARE:
Basic	$0.26					$(0.78)

Weighted average shares - basic	19,400					19,400

NEOFORMA, INC.

RECONCILIATION OF ADJUSTED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS TO GAAP

(in thousands, except per share amounts)

(unaudited)

	Year Ended December 31, 2005
				GAAP Allocations
	Adjusted Results	Excluded Expenses, Gains and Losses	Application of EITF No. 01-9	Depreciation and Amortization of Property and Equipment	Amortization of Deferred Compensation	GAAP Results As Reported
REVENUE:
Related party	$61,525	$—	$(37,457)	$—	$—	$24,068
Non-related party	11,240	—	(140)	—	—	11,100

Total revenue	72,765	—	(37,597)	—	—	35,168
OPERATING EXPENSES:
Cost of services	9,791	—	—	1,420	750	11,961
Operations	9,964	—	—	2,347	521	12,832
Product development	16,148	—	—	1,994	964	19,106
Selling and marketing	10,986	—	—	975	754	12,715
General and administrative	10,269	—	—	974	987	12,230

Adjusted operating expenses	57,158

EBITDA	15,607
Depreciation and amortization of property and equipment	—	7,710	—	(7,710)	—	—
Amortization of intangibles	—	538	—	—	—	538
Amortization of deferred compensation	—	3,976	—	—	(3,976)	—
Amortization of partnership costs	—	39,087	(37,457)	—	—	1,630
Restructuring	—	723	—	—	—	723
Write-down of note receivable	—	38	—	—	—	38
Write-off of software	—	284	—	—	—	284
Write-off of purchase option	—	140	(140)	—	—	—

Total operating expenses		52,496	(37,597)	—	—	72,057

Loss from operations		(52,496)	—	—	—	(36,889)
OTHER INCOME (EXPENSE)	1,058	—	—	—	—	1,058

Income (loss) before income taxes	16,665	(52,496)	—	—	—	(35,831)
Provision for income taxes	(33)	—	—	—	—	(33)

Net income (loss)	$16,632	$(52,496)	$—	$—	$—	$(35,864)

NET INCOME (LOSS) PER SHARE:
Basic	$0.84					$(1.81)

Weighted average shares - basic	19,838					19,838

	Year Ended December 31, 2004
				GAAP Allocations
	Adjusted Results	Excluded Expenses, Gains and Losses	Application of EITF No. 01-9	Depreciation and Amortization of Property and Equipment	Amortization of Deferred Compensation	GAAP Results As Reported
REVENUE:
Related party	$61,787	$—	$(61,787)	$—	$—	$—
Non-related party	12,659	—	—	—	—	12,659

Total revenue	74,446	—	(61,787)	—	—	12,659
OPERATING EXPENSES:
Cost of services	8,583	—	—	1,387	650	10,620
Operations	9,126	—	—	1,936	423	11,485
Product development	14,951	—	—	1,040	898	16,889
Selling and marketing	12,841	—	—	622	944	14,407
General and administrative	8,132	—	—	554	1,101	9,787

Adjusted operating expenses	53,633

EBITDA	20,813
Depreciation and amortization of property and equipment	—	5,539	—	(5,539)	—	—
Amortization of intangibles	—	588	—	—	—	588
Amortization of deferred compensation	—	4,016	—	—	(4,016)	—
Amortization of partnership costs	—	68,152	(61,787)	—	—	6,365
Write-off of stockholder notes receivable	—	4,115	—	—	—	4,115

Total operating expenses		82,410	(61,787)	—	—	74,256

Loss from operations		(82,410)	—	—	—	(61,597)
OTHER INCOME (EXPENSE)	367	—	—	—	—	367

Net income (loss)	$21,180	$(82,410)	$—	$—	$—	$(61,230)

NET INCOME (LOSS) PER SHARE:
Basic	$1.10					$(3.17)

Weighted average shares - basic	19,297					19,297

NEOFORMA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

(unaudited)

	December 31, 2004	December 31, 2005
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$13,277	$31,115
Short-term investments	12,593	13,312
Accounts receivable, net of allowance for doubtful accounts	2,898	2,546
Related party accounts receivable	5,250	—
Prepaid expenses and other current assets	2,983	2,674

Total current assets	37,001	49,647
PROPERTY AND EQUIPMENT, net	11,501	9,268
INTANGIBLES, net	1,434	896
GOODWILL	1,652	1,652
CAPITALIZED PARTNERSHIP COSTS, net	40,996	1,909
RESTRICTED CASH	1,020	1,020
OTHER ASSETS	845	366

Total assets	$94,449	$64,758

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$3,994	2,468
Accrued payroll	3,974	5,523
Other accrued liabilities	2,839	3,729
Deferred revenue, current portion	1,564	1,424

Total current liabilities	12,371	13,144
DEFERRED RENT	387	94
DEFERRED REVENUE, less current portion	326	190

Total liabilities	13,084	13,428

STOCKHOLDERS’ EQUITY:
Common Stock $0.001 par value:
Authorized — 300,000 shares at December 31, 2005 Issued and outstanding: 20,244 and 20,733 shares at December 31, 2004 and 2005, respectively	20	21
Additional paid-in capital	839,307	842,936
Notes receivable from stockholders	(225)	(93)
Deferred compensation	(3,775)	(1,656)
Unrealized loss on available-for-sale securities	(25)	(77)
Accumulated deficit	(753,937)	(789,801)

Total stockholders’ equity	81,365	51,330

Total liabilities and stockholders’ equity	$94,449	$64,758

NEOFORMA, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(all items unaudited)

	Year Ended December 31,
	2004	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(61,230)	$(35,864)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for doubtful accounts	122	188
Accrued interest receivable on stockholder notes receivable	(15)	(7)
Depreciation and amortization of property and equipment	5,539	7,710
Amortization of intangibles	588	538
Amortization of partnership costs classified as an operating expense	6,365	1,630
Amortization of deferred compensation	4,016	3,976
Write-off of stockholder notes receivable	4,115	—
Write-down of note receivable	—	38
Restructuring	—	723
Write-off of software	—	284
Change in assets and liabilities:
Accounts receivable	(4,038)	5,414
Prepaid expenses and other current assets	(208)	271
Other assets	614	479
Accounts payable	648	(907)
Accrued liabilities and accrued payroll	(759)	1,613
Deferred revenue	(1,315)	(276)
Deferred rent	(80)	(190)

Net cash used in operating activities	(45,638)	(14,380)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable investments	(15,512)	(8,658)
Proceeds from the sale or maturity of marketable investments	9,531	7,887
Purchases of property and equipment	(3,239)	(2,394)
Capitalization of software development costs	(5,656)	(3,805)

Net cash used in investing activities	(14,876)	(6,970)

CASH FLOWS FROM FINANCING ACTIVITIES:
Amortization of partnership costs offset against related party revenue	61,787	37,457
Cash received related to options exercised	836	598
Proceeds from the issuance of common stock under the employee stock purchase plan	1,090	961
Common stock repurchased, net of notes receivable issued to common stockholders	(177)	—
Collections of notes receivable from stockholders	274	172

Net cash provided by financing activities	63,810	39,188

Net increase in cash and cash equivalents	3,296	17,838
Cash and cash equivalents, beginning of period	9,981	13,277

Cash and cash equivalents, end of period	$13,277	$31,115